NOV Inc. Fourth Quarter and Full Year 2024 Earnings Presentation February 5, 2025 Exhibit 99.2

Safe Harbor / Forward-Looking Statements / Non-GAAP Financial Measures Statements in this presentation, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. Statements of hopes, beliefs, expectations, and predictions of future performance are subject to numerous risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from the results expressed or implied by the statements made herein or during any presentation of these materials. There are numerous factors that could adversely impact actual results, which include but are not limited to changes in the demand for or price of oil and/or natural gas; potential catastrophic events related to our operations, including weather events such as the effects of hurricanes and tropical storms or climate regulation; protection of intellectual property rights and against cyber-attacks; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to oil and natural gas exploration;  compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls and sanctions, and doing business with national oil companies; changes in capital spending by customers; and delays or failures by customers to make payments owed to us and the resulting impact on our liquidity. NOV’s latest Form 10-K, Form 10-Q, and other Securities and Exchange Commission filings and published statements contain additional information concerning important risk factors which could cause the company’s results to differ materially from those described in the forward-looking statements. NOV is not undertaking any obligation to revise or update publicly any forward-looking statements for any reason. This presentation contains certain confidential, proprietary, technical and/or financial information related to the Company’s business and operations, including information concerning the Company’s business plans, contractual relationships and financial structure. No part of this presentation may be disclosed to any third party without the prior written consent of the Company. This presentation contains certain forward-looking non-GAAP financial measures, including Adjusted EBITDA. The Company has not provided a reconciliation of projected Adjusted EBITDA. Management cannot predict with a reasonable degree of accuracy certain of the necessary components of net income, such as other income (expense), which includes fluctuations in foreign currencies. As such, a reconciliation of projected net income to projected Adjusted EBITDA is not available without unreasonable effort. The actual amount of other income (expense), provision (benefit) for income taxes, equity income in unconsolidated affiliates, depreciation and amortization, and other amounts excluded from Adjusted EBITDA could have a significant impact on net income. Fourth Quarter 2024 Earnings Presentation © 2025 NOV Inc. All rights reserved.

   NOV delivers technology-driven solutions to empower the global energy industry. For more than 150 years, NOV has pioneered innovations that enable its customers to safely produce abundant energy while minimizing environmental impact. The energy industry depends on NOV’s deep expertise and technology to continually improve oilfield operations and assist in efforts to advance the energy transition towards a more sustainable future. NOV powers the industry that powers the world. Fourth Quarter 2024 Earnings Presentation © 2025 NOV Inc. All rights reserved. 3

Full Year 2024 Highlights 1 Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. See appendix for a reconciliation to the nearest GAAP measures. © 2025 NOV Inc. All rights reserved. Fourth Quarter 2024 Earnings Presentation Book-to-Bill Orders of $2.75B 122% Adjusted EBITDA1 38% Incremental margin $1.11B Free Cash Flow1 86% of Adjusted EBITDA $953MM

Awarded order for MEG recovery and solids separation systems for a Middle East gas treatment facility The monoethylene glycol (MEG) system will enable efficient recovery of hydrate inhibitors used to support production flowline integrity while the proprietary solids separation technology will remove production-related contaminants enhancing field productivity and operational efficiency. Significant Achievements Secured contract to supply a drilling equipment package for a new jack-up rig in Saudi Arabia The package includes complete topside equipment, structures, drilling machinery, pipe handling, mud processing, and drilling controls, as well as the blowout preventer (BOP) and BOP control system. This award highlights NOV’s leadership in delivering complex drilling equipment packages, having successfully delivered more than 220 newbuild jack-up packages to the market over the last 15 years. © 2025 NOV Inc. All rights reserved. Fourth Quarter 2024 Earnings Presentation Awarded several orders for gas processing and water treatment equipment packages for FPSO vessels NOV secured multiple orders for advanced gas processing and water treatment equipment packages on three newbuild FPSO units destined for operations in Brazil and West Africa. NOV was also awarded a contract to deliver gas processing modules for the redeployment of an FPSO that will be operated in Turkey.

© 2025 NOV Inc. All rights reserved. Loading/offloading systems Process solutions Chokes and boarding valves Aftermarket support and service Lifting and handling systems Composite pipe, structures, tanks Turret, swivel and moorings, chain stoppers and tensioners Flexible pipe systems and subsea structures Fourth Quarter 2024 Earnings Presentation Offshore Production Opportunity of $100MM - $700MM per FPSO depending on kit and operating environment

$1.29B $1.06B Energy Products and Services Energy Equipment 1% 16.3% 1% 14.4% Year-on-Year Revenue Adjusted EBITDA % 35% North America 65% International 54% Land 46% Offshore © 2025 NOV Inc. All rights reserved. Fourth Quarter 2024 Earnings Presentation $2.31B NOV 13.1% 1% Form 8-K containing earnings release for the fourth quarter of 2024 and full year ended December 31, 2024. 6% 6% Sequential Revenue 5% Q4 2024 Consolidated Revenue

in millions 4Q24 Sequential Variance Year-Over-Year Variance Revenue $1,060 +6% (1)% Adjusted EBITDA 173 +1% (10)% Adjusted EBITDA % 16.3% -80 bps -170 bps The decrease in revenue and adjusted EBITDA was primarily due to lower levels of global drilling activity, but this was partially offset by growing adoption of the Company’s new technologically advanced product offerings. © 2025 NOV Inc. All rights reserved. Fourth Quarter 2024 Earnings Presentation 49% Services & Rentals 32% Capital Equipment 19% Product Sales 4Q24 Revenue Streams Energy Products and Services Provides critical technologies consumed in the drilling and completion processes

in millions 4Q24 Sequential Variance Year-Over-Year Variance Revenue $1,287 +6% (1)% Adjusted EBITDA 185 +16% +26% Adjusted EBITDA % 14.4% +140 bps +310 bps Ending Backlog 4,428 (1)% +7% Orders, net 757 21% Flat Book-to-Bill 121% © 2025 NOV Inc. All rights reserved. Fourth Quarter 2024 Earnings Presentation Profitability improved due to strong execution on higher margin projects from the segment’s backlog. 57% Capital Equipment 43% Aftermarket 4Q24 Revenue Streams Energy Equipment Designs, delivers, and supports advanced drilling, completion, and production solutions

NOV expects to return at least 50% of Excess Free Cash Flow2 © 2025 NOV Inc. All rights reserved. 1 Supplemental dividend is expected to be paid annually beginning in May 2025 to coincide with the annual shareholders meeting subject to the approval of the board of directors. 2 Excess Free Cash Flow is defined as cashflow from operations less capital expenditures and other investments, including acquisitions and divestitures. $337MM Returned to shareholders in FY24, representing 41% of Excess Free Cash Flow Maintain our asset base and invest in organic growth opportunities Enhance strategic growth initiatives Sustainable increases to the base dividend, opportunistic share repurchases, and annual supplemental dividend1 Balance Sheet Capex M&A Return Capital Investment grade rating critical to business model $351MM Capex in FY24 driven by build out of new technologies $122MM Acquisitions net of divestitures in FY24 <1x Net debt leverage ratio <2x Gross debt leverage ratio as of 4Q24 Fourth Quarter 2024 Earnings Presentation Capital Allocation

Year-Over-Year (Q1’24 vs Q1’25) NOV Revenue Down one to three percent Adj. EBITDA $235 million - $265 million EPS Revenue Flat to down two percent Adj. EBITDA $145 million - $165 million EE Revenue Down three to five percent Adj. EBITDA $135 million - $150 million © 2025 NOV Inc. All rights reserved. Fourth Quarter 2024 Earnings Presentation Guidance is based on current outlook and plans and is subject to a number of known and unknown uncertainties and risks and constitutes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 as further described under "Safe Harbor / Forward Looking Statements / Non-GAAP Financial Measures". Actual results may differ materially from the guidance set forth above. Outlook: Q1 2025 Outlook

We power the industry that powers the world. © 2025 NOV Inc. All rights reserved. Fourth Quarter 2024 Earnings Presentation Employees1 34K Locations 551 Countries 59 FY 2024 Revenue $8.87B FY 2024 Adjusted EBITDA $1.11B FY 2024 Free cash flow $953MM 1 Full time equivalent workers.

© 2025 NOV Inc. All rights reserved. Fourth Quarter 2024 Earnings Presentation 13 Appendix

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

in millions

	Three Months Ended			Year Ended	
	December 31,		September 30,	December 31,	
	2024	2023	2024	2024	2023
Revenue:					
Energy Products and Services	$ 1,060	$ 1,073	$ 1,003	$ 4,130	$ 4,077
Energy Equipment	1,287	1,305	1,219	4,888	4,669
Eliminations	(39)	(35)	(31)	(148)	(163)
Total revenue	2,308	2,343	2,191	8,870	8,583
Adjusted EBITDA:					
Energy Products and Services	$ 173	$ 193	$ 172	$ 703	$ 742
Energy Equipment	185	147	159	605	464
Eliminations and corporate costs	(56)	(46)	(45)	(198)	(205)
Total Adjusted EBITDA	$ 302	$ 294	$ 286	$ 1,110	$ 1,001
Adjusted EBITDA %:					
Energy Products and Services	16.3%	18.0%	17.1%	17.0%	18.2%
Energy Equipment	14.4%	11.3%	13.0%	12.4%	9.9%
Eliminations and corporate costs	—	—	—	—	—
Total Adjusted EBITDA %	13.1%	12.5%	13.1%	12.5%	11.7%
Reconciliation of Adjusted EBITDA:					
GAAP net income attributable to Company	$ 160	$ 598	$ 130	$ 635	$ 993
Noncontrolling interests	1	(3)	—	—	(8)
Provision (benefit) for income taxes	38	(460)	44	196	(373)
Interest expense	24	23	21	91	88
Interest income	(11)	(7)	(11)	(38)	(28)
Equity (income) loss in unconsolidated affiliate	1	(18)	—	(36)	(119)
Other (income) expense, net	(6)	28	10	28	98
(Gain)/loss on sales of fixed assets	—	1	1	—	(3)
Depreciation and amortization	88	77	86	343	302
Other Items, net:	7	55	5	(109)	51
Total Adjusted EBITDA	$ 302	$ 294	$ 286	$ 1,110	$ 1,001

© 2025 NOV Inc. All rights reserved.
Fourth Quarter 2024 Earnings Presentation 14

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow (Unaudited) © 2025 NOV Inc. All rights reserved. Fourth Quarter 2024 Earnings Presentation in millions     Three Months Ended     Years Ended       December 31,     December 31,       2024     2024     2023                       Total cash flows provided by operating activities   $ 591     $ 1,304     $ 143   Capital expenditures     (118)     (351)     (283) Free Cash Flow   $ 473     $ 953     $ (140) Business acquisitions, net of cash acquired     (46)       (298)       (22)   Business divestitures, net of cash disposed       -     176       -   Excess Free Cash Flow   $ 427     $ 831     $ (162)

© 2025 NOV Inc. All rights reserved. Fourth Quarter 2024 Earnings Presentation